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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We consent to the incorporation by reference in this registration statement on Form S-8 of Genzyme Corporation for its 1990 Employee Stock Purchase Plan of our reports dated March 1, 1995 on our audits of the consolidated financial statements and financial statement schedule of Genzyme Corporation, the combined financial statements of Genzyme General Division and the combined financial statements of Genzyme Tissue Repair Division all as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994, which reports are included in Genzyme Corporation's 1994 Annual Report on Form 10-K.


                                        /s/ Coopers & Lybrand L.L.P.
                                        Coopers & Lybrand L.L.P.



Boston, Massachusetts
March 30, 1995





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